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                                  Exhibit 23(b)

                           Consent of Price Waterhouse


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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 14, 1998, appearing on page 16 of Integrity Inc.'s Annual Report on Form 10-K for the year ended December 31, 1997.


/s/ Price Waterhouse LLP
------------------------
Price Waterhouse LLP

Atlanta, Georgia
June 5, 1998